Exhibit 99.1

PRECIPIO, INC. ANNOUNCES PRICING OF $2,748,000 REGISTERED DIRECT OFFERING

NEW HAVEN, CT, NOVEMBER 3, 2017 – PRECIPIO, INC. (NASDAQ: PRPO), announced it has priced a best efforts registered direct offering for the purchase and sale of 2,748 units, each consisting of one share of Series C Preferred Stock convertible at a price of $1.40 per share and warrants to purchase up to 1,962,857 shares of common stock with an exercise price of $1.63 per share, in a registered direct offering. The warrants will expire five years from the date they are initially exercisable. The gross proceeds of the offering, before fees and expenses, will be approximately $2,748,000 before deducting placement agent discounts and other estimated offering expenses. The closing of the registered direct offering is expected to take place on or about November 7, 2017, subject to the satisfaction of customary closing conditions.

Aegis Capital Corp. is acting as the sole placement agent for the registered direct offering.

This offering is being made pursuant to an effective shelf registration statement (No. 333-201907) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, from Aegis Capital Corp., 810 7th Avenue, 18th Floor, New York, NY 10019 or via telephone at 212-813-1010 or email: prospectus@aegiscap.com.

Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that Precipio, Inc. has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about Precipio, Inc. and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment, initially the Yale School of Medicine, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements,” within the meaning of federal securities laws, including statements related to Precipio’s anticipated public offering, anticipated use of proceeds and plans and prospects for Precipio and other statements containing the words “anticipate,” “intend,” “may,” “plan,” “predict,” “will,” “would,” “could,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the known risks, uncertainties and other factors described in the Company’s definitive proxy statement filed on May 12, 2017, the Company’s Quarterly Report on Form 10-Q filed on August 22, 2017, the Company’s prior filings and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts:

Precipio Investor Relations:

John Marco

Managing Director

Core IR

377 Oak Street

Garden City, NY 11530

516 222 2560

johnm@coreir.com

www.coreir.com